                                                                 Exhibit 99.4(a)

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                        Home Office: Dallas, Texas 75201
    Administrative Office: 9920 Corporate Campus Dr., Suite 1000, Louisville,
                                 Kentucky 40223
                            Telephone: 1-866-667-0561

                                 A Stock Company


       THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY

Jefferson National Life Insurance Company ("the Company") agrees with the contract Owner ("You/Your") to provide benefits to You, subject to the provisions set forth in this contract and in consideration of the Purchase Payments received.

RIGHT OF RETURN. WITHIN 10 DAYS OF THE RECEIPT OF THIS CONTRACT BY THE OWNER, IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY AT ITS ADMINISTRATIVE OFFICE. WHEN THE COMPANY RECEIVES THE CONTRACT, IT WILL BE VOIDED AS IF IT HAD NEVER BEEN IN FORCE. THE COMPANY WILL REFUND THE CONTRACT VALUE COMPUTED AS OF THE BUSINESS DAY THE COMPANY RECEIVES THE RETURNED CONTRACT AT ITS ADMINISTRATIVE OFFICE.

ANNUITY PAYMENTS, WITHDRAWAL VALUES AND DEATH BENEFITS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NON FORFEITURE VALUES MAY INCREASE OR DECREASE BASED ON THE MARKET VALUE ADJUSTMENT SPECIFIED IN THIS CONTRACT.


Signed for the Company at its Administrative Office in Louisville, Kentucky.


          /s/ Criag A. Hawley, Esq.                  /s/ Shane W. Gleeson

                  Secretary                                President

              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT
                           FIXED AND VARIABLE ACCOUNTS
                                NON-PARTICIPATING

    JNL-2100                                                    01/04

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                                TABLE OF CONTENTS

   PROVISIONS                                                             PAGE NUMBERS
     CONTRACT SCHEDULE                                                               [3

     DEFINITIONS                                                                     12

     PURCHASE PAYMENTS PROVISIONS                                                    14

     SEPARATE ACCOUNT PROVISIONS                                                     14

     FIXED ACCOUNT PROVISIONS                                                        15

     MARKET VALUE ACCOUNT PROVISIONS                                                 15

     CONTRACT VALUE PROVISIONS                                                       17

     CONTRACT MAINTENANCE CHARGE PROVISIONS                                          17

     TRANSFER PROVISIONS                                                             17

     WITHDRAWAL PROVISIONS                                                           19

     PROCEEDS PAYABLE AT DEATH PROVISIONS                                            19

     SUSPENSION OR DEFERRAL OF PAYMENTS PROVISIONS                                   21

     OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS                              21

     ANNUITIZATION PROVISIONS                                                        22

     GENERAL CONTRACT PROVISIONS                                                     24

     ANNUITY TABLES                                                                  26]

                                CONTRACT SCHEDULE

CONTRACT NUMBER:                    [3456]

OWNER:                              [JOHN DOE]

JOINT OWNER:                        [NONE]

ANNUITANT:                          [JOHN DOE]

JOINT ANNUITANT:                    [NONE]

CONTRACT ISSUE DATE:                [MAY 1, 2004]

ANNUITY DATE:                       [MAY 1, 2059]

INITIAL PURCHASE PAYMENT:           [$5,000]

BENEFICIARY:                        As designated by the Owner at the Contract
                                    Issue Date or as subsequently changed by the Owner.

MINIMUM INITIAL PURCHASE PAYMENT:   [$5,000 nonqualified; $2,000 qualified]

MINIMUM SUBSEQUENT PURCHASE         [Nonqualified - $500; if using automatic
PAYMENT:                            payment check check or electronic funds
                                    transfer (EFT), $100/month.

                                    Qualified - $50; if using automatic payment check or electronic funds transfer (EFT), $50/month.]

MAXIMUM TOTAL PURCHASE PAYMENTS:    $2,000,000 (without prior Company approval)

ALLOCATION GUIDELINES:              The Owner can select up to [25]  Accounts.
                                    The selection may be from the Variable
                                    Sub-accounts of the Separate Account, any Guarantee Periods of the MVA Account and the Fixed Account.

                                    If the initial Purchase Payment and forms required to issue the contract have been received in Good Order at the Company's Administrative Office, the Purchase Payment will be credited within two Business Days after its receipt. After the contract is issued, additional Purchase Payments will be credited to the contract as of the Business Day they are received.

                                    Allocation percentages must be in whole
                                    numbers. Each allocation must be at least
                                    1%.

SEPARATE ACCOUNT:                   Variable Account: [Jefferson National Life
                                      Separate Account J]

MVA ACCOUNT:                        MVA Account: Jefferson National Life Market
                                    Value Adjustment Account for the portion of the Contract that may be subject to a Market
                                    Value Adjustment.

MINIMUM GUARANTEE INTEREST RATE:    The minimum guaranteed interest rate will be
                                    [1.5% to 3.0%, dependent upon the minimum rate required by the state of issue.]
                                    Benefits available under the contract are not less than those required by any statute of the state in which the contract is issued.

     Current MVA Account Guaranteed Period Option and
     Credited Interest Rates:
             [1 Year:    ______%]
             [3 Years:   ______%]
             [5 Years:   ______%]
             [7 Years:   ______%]
             [10 Years   ______%]

     Jefferson National Life reserves the right to not offer any or all of the MVA Accounts.

MARKET VALUE ADJUSTMENT FACTOR:
     THE MARKET VALUE ADJUSTMENT FACTOR IS EQUAL TO:
                     (1 + A)
                   [----------](TO THE POWER OF N/365) -1
                     (1 + B)


     Where: A = the U.S. Treasury rate in effect at the beginning of the
                Guarantee Period for the length of the guarantee period selected.

            B = the current U.S. Treasury rate as of the transaction date plus
                .005. Treasury rate period is determined by N/365 rounded to the next highest year.

            N = the number of days remaining on the MVA Guarantee Period.

     If the Treasury rate is not available for the period, the rate will be arrived at by interpolation. If no Treasury Rates are available, an Index will be selected by the Company and approved by the State Insurance Commissioner.

FIXED ACCOUNT INTEREST RATE:        The minimum guaranteed interest rate will be
                                    [1.5% to 3.0%, dependent upon the minimum rate required by the state of issue.]
                                    Benefits available under the contract are not less than those required by any statute of the state in which the contract is issued.

INSURANCE CHARGES:                  The insurance charges, on an annual basis,
                                    are equal to 1.60% of the average daily net asset value of the separate Account for an electronically administered contract. The insurance charges are deducted daily. The
                                    Company may increase insurance charges,
                                    however, the maximum increase will never exceed a total of 1.85% of the average daily net asset value of the Separate Account, on an annual basis.

                                    The insurance charges, on an annual basis, are equal to 1.65% of the average daily net asset value of the Separate Account for a paper administered contract using communications sent by regular mail service. The insurance charges are deducted daily. The Company may increase insurance charges, however, the maximum increase will never exceed a total of 1.90% of he average daily net asset value of the Separate Account, on an annual basis; however,

                                    If the Guaranteed Minimum Death Benefit
                                    Option 1 is selected at the time of
                                    application, for an electronically
                                    administered contract, the insurance charges for your contract, on an annual basis, will be equal to 1.95% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.35% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.05% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for an electronically administered contract. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.45% on an annual basis for issue ages of age 70 and above.

                                    If the Guaranteed Minimum Death Benefit
                                    Option 1 is selected at the time of
                                    application, for a paper administered
                                    contract using communications sent by
                                    regular mail service, the insurance charges for your contract, on an annual basis, will be equal to 2.00% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.40% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.10% of the average daily net asset

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                                    value of the Separate Account, for issue
                                    ages of age 70 and above, for a paper
                                    administered contract using communications sent by regular mail service. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.50% on an annual basis for issue ages of age 70 and above.

                                    If the Guaranteed Minimum Death Benefit
                                    Option 2 is selected at the time of
                                    application, for an electronically
                                    administered contract, the insurance charges for your contract, on an annual basis, will be equal to 2.15% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.65% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.30% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for an electronically administered contract. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.85% on an annual basis for issue ages of age 70 and above.

                                    If the Guaranteed Minimum Death Benefit
                                    Option 2 is selected at the time of
                                    application, for a paper administered
                                    contract using communications sent by
                                    regular mail service, the insurance charges for your contract, on an annual basis, will be equal to 2.20% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.70% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.35% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for a paper administered contract using communications sent by regular mail service. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.90% on an annual basis for issue ages of age 70 and above.

                                    If both the Guaranteed Minimum Death Benefit
                                    Option 1 and the Guaranteed Minimum Income
                                    Benefit are selected at the time of
                                    application, for an electronically
                                    administered contract, the insurance charges for your contract, on an annual basis, will be equal to 2.25% of he average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.85% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.45% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for an electronically administered contract. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.05% on an annual basis for issue ages of age 70 and above.

                                    If both the Guaranteed Minimum Death Benefit
                                    Option 1 and the Guaranteed Minimum Income
                                    Benefit are selected at the time of
                                    application, for a paper administered
                                    contract using communications sent by
                                    regular mail service, the insurance charges for your contract, on an annual basis, will be equal to 2.30% of he average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 2.90% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.50% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for a paper administered contract using communications sent by regular mail service. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.10% on an annual basis for issue ages of age 70 and above.

                                    If both the Guaranteed Minimum Death Benefit
                                    Option 2 and the Guaranteed Minimum Income
                                    Benefit are selected at the time of
                                    application, for an electronically
                                    administered contract, the insurance charges for your contract, on an annual basis, will be equal to 2.45% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.15% on an annual basis for issue ages below age 70. The insurance charges for your contract, on an annual basis, will be equal to 2.70% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for an electronically administered contract. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.45% on an annual basis for issue ages of age 70 and above.

                                    If both the Guaranteed Minimum Death Benefit
                                    Option 2 and the Guaranteed Minimum Income
                                    Benefit are selected at the time of
                                    application, for a paper administered
                                    contract using communications sent by
                                    regular mail service, the insurance charges for your contract, on an annual basis, will be equal to 2.50% of the average daily net asset value of the Separate Account, for issue ages below age 70. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.20% on an annual basis for issue ages below age 70.
                                    The insurance charges for your contract, on an annual basis, will be equal to 2.75% of the average daily net asset value of the Separate Account, for issue ages of age 70 and above, for a paper administered contract using communications sent by regular mail service. The Company may increase the insurance charges, however, the maximum increase will never exceed a total of 3.50% on an annual basis for issue ages of age 70 and above.

                                    In the event of any increase, the Company gives 90 days prior notice.

CONTRACT MAINTENANCE CHARGE:        The contract maintenance charge is $35 each
                                    Contract Year. The Company reserves the
                                    right to change the contract maintenance charge but the charge will never exceed $60 per Contract Year.

                                    During the Accumulation Period, if the
                                    Contract Value on the Contract Anniversary is at least $75,000, the contract maintenance charge will be waived. During the Accumulation Period, if a full withdrawal is made on other than on a Contract Anniversary and the Contract Value for the Business Day during which the full withdrawal is made is less than $75,000; the full contract maintenance charge will be deducted at the time of full withdrawal. If, at annuitization, the Annuity Date is not the Contract Anniversary and the Contract Value on the Annuity Date is less than $75,000, then the full contract maintenance charge will be deducted on the Annuity Date. During the Annuity Period, all contract maintenance charges will be waived.

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DISTRIBUTION EXPENSE CHARGE:        None

TRANSFERS PERMITTED:                [During the Accumulation Period,  subject to
                                    terms of the contract, there are no limits on the number of transfers that can be made.

                                    During the Annuity Period, there are no
                                    limits on the number of transfers that can be made. No transfers may be made to or from the Fixed Account during the Annuity Period.]

TRANSFER FEE:                       [During the  Accumulation  Period,  the
                                    Company allows 12 free transfers per
                                    contract year without a charge. If you
                                    transfer more often, you may be assessed a $25 transfer fee for each additional transfer.

                                    During the Annuity Period, the Company
                                    allows 12 free transfers per contract year without a charge. If you transfer more often, you may be assessed a $25 transfer fee for each additional transfer.

                                    All reallocations made on a given date count as one (1) transfer. Transfer fees will be waived for: a) transfers made by the Company at the end of the right to return period shown on the face page of the contract; or
                                    b) transfers made pursuant to a pre-approved dollar cost averaging or rebalancing program.]

MINIMUM TRANSFER AMOUNT:            [None.]

MINIMUM ACCOUNT BALANCE             [$1000 total of all Accounts.]

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CONTINGENT DEFERRED SALES           A contingent deferred sales charge may be
CHARGE: assessed against each Purchase Payment withdrawn and will result in a reduction of the Contract Value. Each Purchase Payment is tracked from its date of receipt and will be subject to its own contingent deferred sales charge. For the purpose of calculating contingent deferred sales charges, withdrawals are assumed to be made first from Purchase Payments (oldest to newest) and then from earned income. Charges are determined as indicated below.

                                          NO. OF YEARS FROM
                                                RECEIPT                   CONTINGENT DEFERRED
                                          OF PURCHASE PAYMENT             SALES CHARGE PERCENT
                                                0 to 1                             7%
                                                   2                               6%
                                                   3                               5%
                                              4 and more                           0%

WAIVER OF CONTINGENT
DEFERRED SALES CHARGE:              [Each Contract Year You may make withdrawals
                                    free of contingent deferred sales charge(s) in an amount equal to the greater of: (i)
                                    10% of the Contract Value, on a
                                    non-cumulative basis; (ii) the IRS minimum distribution requirement, if the Contract was issued in connection with certain IRAs;
                                    or (iii) the Purchase Payments that have been in the contract for more than four (4) complete years. We may waive some or all of the contingent deferred sales charge if this contract is exchanged for another Company contract or a contract with one of Our affiliated insurance companies.]

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MINIMUM PARTIAL WITHDRAWAL:         [The minimum partial withdrawal is $200
                                    (electronic funds transfer minimum is $100) from any Account. This includes withdrawals from any Variable Sub-account of the Separate Account, any Guarantee Period of the MVA Account and the Fixed Account. The minimum withdrawal requirement is waived if the partial withdrawal from any Account is a result of a systematic withdrawal program or minimum distribution requirement if the contract was issued in connection with certain IRAs.]

MINIMUM CONTRACT VALUE AFTER
PARTIAL WITHDRAWAL:                 [After partial withdrawal, the minimum
                                    Account balance for the entire Contract must be at least $1000, as referenced in the Minimum Account Balance. If the amount of a withdrawal results in an amount less than this amount, then the Company reserves the right to terminate the contract, and pay you the Contract Withdrawal Value. The Company will notify you of its intent to terminate the contract.]

MAXIMUM FIXED ACCOUNT               [Subject to minimum Contract Value
WITHDRAWAL:                         requirements, there is currently no
                                    limitation on the maximum amount that can be withdrawn from the Fixed Account.]

RIDERS: [Unemployment, Nursing Care, Terminal Illness, Guaranteed Minimum Death Benefit Option 1, Guaranteed Minimum Death Benefit Option 2, Guaranteed Minimum Income Benefit 1 and Guaranteed Minimum Income Benefit 2.]

COMPANY ADDRESS:                    [Jefferson National Life Insurance Company
                                    Administrative Office: 9920 Corporate
                                      Campus Dr.
                                    Suite 1000
                                    Louisville, Kentucky 40223
                                    Telephone Numbers: 1-866-667-0561]

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                                   DEFINITIONS


ACCOUNT(S): The Fixed Account and/or one or more of the Sub-accounts of the Separate Account.

ACCUMULATION PERIOD: The period prior to the Annuity Date during which Purchase Payments may be made by an Owner.

ACCUMULATION UNIT(S): A unit of measure used to determine the value of an Owner's interest in a Sub-account of the Separate Account during the Accumulation Period.

AGE: The Age of any Owner or Annuitant on his/her last birthday. For Joint Owners, all provisions that are based on Age are based on the Age of the older of the Joint Owners.

ADMINISTRATIVE OFFICE: The Company's administrative address is indicated on the Contract Schedule. All notices, requests and Purchase Payments must be sent to this address. All sums payable to the Company under this contract are payable to this address unless otherwise designated in writing by the Company.

ANNUITANT: The natural person on whose life Annuity Payments are based. On or after the Annuity Date, the Annuitant shall also include any Joint Annuitant.

ANNUITY DATE: The date that Annuity Payments begin.

ANNUITY OPTION(S): The different payment options available for Annuity Payments under this contract.

ANNUITY PAYMENTS: A series of payments made to the Owner, or a named payee, after the Annuity Date under the Annuity Option selected.

ANNUITY PERIOD: The period of time during which Annuity Payments are made.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of Annuity Payments.

BENEFICIARY: The person(s) or entity(ies) who will receive the death benefit payable under this contract.

BUSINESS DAY: Each day that the New York Stock Exchange is open for business. The Separate Account will be valued each Business Day.

CONTRACT ANNIVERSARY: One year from Your Contract Issue Date and every year thereafter on the same month and day.

CONTRACT ISSUE DATE: The date the contract is issued. The Contract Issue Date is shown on the Contract Schedule page.

CONTRACT VALUE: The dollar value as of any Business Day of all amounts in the Contract.

CONTRACT WITHDRAWAL VALUE: The Contract Value, less any applicable premium tax, less any contingent deferred sales charge and less any applicable contract maintenance charge.

CONTRACT YEAR(S): The annual period which begins on the Contract Issue Date. Subsequent Contract Years begin on each Contract Anniversary.

ELIGIBLE UNDERLYING FUND: An investment entity that is made available for this contract.

FIXED ACCOUNT: An investment option within the General Account.

FIXED ACCOUNT CONTRACT VALUE: The sum of all amounts held under this Contract in the Fixed Account.

FIXED ANNUITY: A series of payments made during the Annuity Period that are guaranteed as to dollar amount by the Company.

FORMAL REQUEST: An electronic or written request in a form satisfactory to the Company that is received by the Administrative Office.

GENERAL ACCOUNT: The Company's general investment account that contains all the assets of the Company except for the Separate Account and other segregated asset accounts.

GOOD ORDER: Receipt by the Company of all information necessary for processing a request. Good Order will be determined by the Company.

MARKET VALUE ADJUSTMENT: An adjustment to the amount withdrawn or transferred from an MVA Account prior to the end of the applicable Guarantee Period. The adjustment reflects the change in the value of the funds withdrawn or transferred due to the change in the interest rates since the beginning of the Guarantee Period.

MVA ACCOUNT: An investment option within the General Account, which provides investment options where the Company guarantees the rate of interest for a specified Guarantee Period and where withdrawals or transfers may be subject to a Market Value Adjustment.

OWNER/JOINT OWNER: The person(s) entitled to exercise all rights under this contract (You, Your).

PORTFOLIO: A segment of an Eligible Fund which constitutes a separate and distinct class of shares.

PREMIUM TAX(ES): Any Premium Taxes payable to any government entity and assessed against Purchase Payments or Contract Value.

PURCHASE PAYMENT(S): A payment made by or for an Owner with respect to this contract. All payments must be made payable to the Company.

SEPARATE ACCOUNT: A Separate Account is an account that provides investment options where the benefits are held separate from other Company assets. The Separate Account is not guaranteed as to the dollar amount shown on the Contract Schedule.

SEPARATE ACCOUNT CONTRACT VALUE: The sum of all amounts held under this contract in the Separate Account.

SUB-ACCOUNT(S): Separate Account assets are divided into Sub-accounts. Each Sub-account will invest its assets in shares of a single Eligible Fund or a single Portfolio of an Eligible Fund.

VARIABLE ANNUITY: A series of payments which vary in amount with the investment experience of the Separate Account during the Annuity Period. The rate of return is not guaranteed.

WE, US, OUR: The Company.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS: Subject to the maximum and minimum amounts shown on the Contract Schedule, Purchase Payments may be made at any time during the Accumulation Period. You may increase, decrease and change the frequency of such payments. The Company reserves the right to reject any Application or Purchase Payment.

ALLOCATION OF PURCHASE PAYMENTS: Purchase Payments are allocated to the Fixed Account and/or to a one or more Guarantee Period of the MVA Account and/or Variable Sub-accounts of the Separate Account in accordance with the selections made by the Owner. The allocation of the initial Purchase Payment is made in accordance with the selection made by the Owner at the Contract Issue Date. Unless otherwise changed by the Owner, subsequent Purchase Payments are allocated in the same manner as the initial Purchase Payment. Allocation of Purchase Payments are subject to the allocation guidelines shown on the Contract Schedule.

                           SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT: The Separate Account consists of assets set aside by the Company, which are kept separate from that of the general assets and any other Separate Account assets of the Company. The assets of the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Sub-accounts. The assets of the Sub-accounts are allocated to the Eligible Fund(s) and the Portfolio(s), if any, within an Eligible Fund. Should the shares of any such Eligible Fund(s), or any Portfolio(s) within an Eligible Fund, become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Eligible Fund or Portfolio for shares already purchased under this contract.

VALUATION OF ASSETS: The assets of the Sub-accounts are valued at their fair market value in accordance with Company procedures.

THE SEPARATE ACCOUNT CONTRACT VALUE: The Separate Account Contract Value is the sum of all amounts held under this contract in the Separate Account.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to, or withdrawn from, the Sub-accounts of the Separate Account as a result of Purchase Payments, withdrawals, transfers, fees and charges. The Company will determine the number of Accumulation Units of a Sub-account purchased or cancelled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Sub-account by the dollar value of one Accumulation Unit of the Sub-account as of the Business Day that the request for the transaction is received at Our Administrative Office.

ACCUMULATION UNIT VALUE: The initial Accumulation Unit value for each Sub-account was arbitrarily set at $10. Subsequent Accumulation Unit values for each Sub-account are determined each Business Day by multiplying the Accumulation Unit value for the immediately preceding Business Day by the net investment factor for the Sub-account for the current Business Day. The net investment factor for each Sub-account is determined by dividing A by B and subtracting C where:

     A is: (i) the net asset value per share of the Eligible Fund or Portfolio of an Eligible Fund held by the Sub-account as of the current Business Day; plus

           (ii) any dividend or capital gain per share declared on behalf of such Eligible Fund or Portfolio that has an ex-dividend date as of the current Business Day; plus

           (iii) a charge-factor, if any, for any taxes or any tax reserve established by the Company as a result of the operation or maintenance of the Sub-account(s).

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     B is  the net asset value per share of the Eligible Fund or Portfolio held by the Sub-account for the immediately preceding Business Day.

     C is the Business Day equivalent of the insurance charges, if any, that are shown in the Contract Schedule.

The Accumulation Unit value may increase or decrease from Business Day to Business Day.

INSURANCE CHARGES: Each Business Day the Company deducts insurance charges from the Separate Account that are equal, on an annual basis, to the amount shown on the Contract Schedule. The insurance charges compensate the Company for assuming the mortality and expense risks, costs associated with the administration of this contract, and if so elected, to provide for certain benefits.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT CONTRACT VALUE: The Fixed Account Contract Value at any time is equal to:

     1. the Purchase Payments allocated to the Fixed Account on behalf of an Owner; plus

     2.   amounts transferred to the Fixed Account; plus

     3.   interest credited to the Fixed Account; less

     4. prior withdrawals from the Fixed Account and any contingent deferred sales charge; less

     5.   any amounts transferred from the Fixed Account; less

     6. contract maintenance charges or transfer fees deducted from the Fixed Account.

INTEREST TO BE CREDITED: The Company guarantees that the interest to be credited to the Fixed Account will not be less than the minimum guaranteed interest rate shown on the Contract Schedule. The Company may credit additional interest at its sole discretion for any Fixed Account option. The initial current interest rate is shown on the Contract Schedule. We reserve the right to limit transfers into the Fixed Account or change interest rates for the Fixed Account with 30 days prior notice.

                             MVA ACCOUNT PROVISIONS

MVA ACCOUNT: Purchase Payments may be allocated to one or more of the MVA Account Guarantee Period options which are available at the time the Purchase Payment is made. The initial MVA Account Guarantee Period options are shown on the Contract Schedule. In addition, during the Accumulation Period, Contract Values can be transferred from the Variable Account and/or the Fixed Account to one or more of the MVA Account Guarantee Period options.

Jefferson National Life reserves the right to not offer the MVA Accounts.

INTEREST TO BE CREDITED: The Credited Interest Rate for the Guarantee Period(s) of the MVA Account is shown on the Contract Schedule. After the initial Guarantee Period, the Credited Interest Rate for any subsequent Guarantee Period of the MVA Account may change. All interest payable under this Contract is compounded daily at the stated effective annual interest rate. In no event will the Credited Interest Rate be less than the Minimum Guaranteed Interest Rate, prior to the application of the Market Value Adjustment, specified on the Contract Schedule.

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GUARANTEE PERIOD: The Current MVA Account Guarantee Periods are shown on the
Contract Schedule. During the thirty (30) days prior to the end of a current Guarantee Period, the Owner may renew for the same or any other Guarantee Period then available at the Credited Interest Rate or may elect to transfer all or a portion of the amount to a Fixed Account option, if available, or the Variable Account. Any transfer election during the thirty (30) days prior to the end of a current Guarantee Period will be made as of the date the request is received by the Company and will not be subject to any Market Value Adjustment.

If the Owner does not specify a Guarantee Period at the time of renewal, the Company will select and transfer to the same Guarantee Period as has just expired, as long as such Guarantee Period does not extend beyond the latest Annuity Date that can be selected by an Owner. If such Guarantee Period does extend beyond the latest Annuity Date, the Company will choose the one year period. If there is no Guarantee for the same period available, the one year period will be selected. If the one year period is no longer available, the next longest available will be selected.

MULTIPLE GUARANTEE PERIODS: The Owner may elect one or more Guarantee Periods. Multiple Guarantee Periods are treated separately for purposes of applying the Market Value Adjustment. The Company reserves the right to credit different Credited Interest Rates to the Contract Value attributable:

     1.   to different Guarantee Periods; and

     2.   to Guarantee Periods of the same duration with different Effective
          Dates.

CHANGE IN GUARANTEE PERIOD: The Owner may, upon Written Request, change to any Guarantee Period then being offered by the Company with respect to Contracts of this type and class. The Market Value Adjustment will apply to a change made at any time other than at the end of a Guarantee Period. The Market Value Adjustment will not apply to a change made at the end of a Guarantee Period if Written Request is received by the Company within thirty (30) days prior to the end of the Guarantee period.

MARKET VALUE ADJUSTMENT: Any amount withdrawn, transferred or annuitized prior to the end of that Guarantee Period may be subject to a Market Value Adjustment. The Market Value Adjustment will be calculated by multiplying the amount withdrawn, transferred or annuitized by the formula shown on the Contract Schedule.

There will be no Market Value Adjustment on withdrawals from the MVA Account in the following situations:(1) death benefit paid under a Contract; (2) amounts withdrawn to pay fees or charges; (3) amounts withdrawn or transferred from MVA Account during the thirty (30) days prior to the end of the Guaranteed Period;
(4) an Owner annuitizes this Contract under an Annuity Option providing for at least sixty (60) monthly Annuity Payments; and (5) any withdrawal subject to the MVA Waiver shown on the Contract Schedule.

MVA ACCOUNT VALUES: The MVA Account portion of a Contract at any time is equal to:

     1. the Purchase Payments allocated to the MVA Account on behalf of an Owner; plus
     2.   the Contract Value transferred to the MVA Account; plus
     3.   interest credited to the Contract Value in the MVA Account; less
     4. any prior withdrawals of Contract Value in the MVA Account and any Contingent Deferred Sales Charges; less
     5.   any Contract Value transferred from the MVA Account; less
     6. Contract Maintenance Charges or Transfer Fees deducted from the Contract Value allocated to the MVA Account.

Any subsequent Purchase Payments and transfers to the MVA Account will be allocated to a new Guarantee Period with a new Effective Date.

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                            CONTRACT VALUE PROVISIONS

CONTRACT VALUE: The Contract Value as of any Business Day is the sum of the Separate Account Contract Value, the MVA Account and the Fixed Account Contract Value. Withdrawals will result in the cancellation of Accumulation Units in a Sub-account or a reduction in the Fixed Account Contract Value and MVA Account, as applicable.

The Fixed Account Contract Value, MVA Account Value and the Separate Account Contract Value are explained above.

                     CONTRACT MAINTENANCE CHARGE PROVISIONS

CONTRACT MAINTENANCE CHARGE DEDUCTION: On each Contract Anniversary the Company will deduct a contract maintenance charge from the Contract Value for reimbursement of expenses relating to maintenance of the contract as shown on the Contract Schedule. The Company will do this by reducing the Fixed Account Contract Value and by canceling Accumulation Units from each applicable Sub-account. The contract maintenance charge will be deducted first from the Fixed Account. If there is insufficient value in the Fixed Account, then the contract maintenance charge will be deducted from the Sub-account of the Separate Account with the largest balance.

                               TRANSFER PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD: Subject to any limitation imposed by the Company on the number of transfers during the Accumulation Period, shown on the Contract Schedule, an Owner may transfer all or part of the Contract Value in the Fixed Account or a Sub-account. The Owner may do this by Formal Request. All transfers are subject to the following:

     1. If more than the number of free transfers have been made, the Company may deduct a transfer fee for each subsequent transfer made. The frequency and number of free transfers are shown on the Contract Schedule. The transfer fee is deducted from the Account that is the source of the transfer. However, if the Owner's entire interest in an Account is being transferred, then the transfer fee will be deducted from the amount being transferred. If there are multiple-source Accounts, the transfer fee will be allocated first to the Fixed Account and then to the Sub-account with the largest balance that is involved in the transfer transaction.

     2. The Contract Schedule shows: a) the minimum amount that may be transferred from a Sub-account; b) the minimum amount that must remain in a Sub-account, and the Fixed Account; and c) the maximum amount that may be transferred from the Fixed Account to the Separate Account.

     3. An Owner's right to make transfers is subject to modification if the Company determines, in the Company's sole opinion, that the exercise of the right by one or more Owners is or would be to the disadvantage of other Owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of the Owners. A modification could be applied to the transfers to or from one or more of the Sub-accounts and could include, but not be limited to: a) not accepting a transfer request from an agent acting under a power of attorney on behalf of more than one Owner; or b) limiting the dollar amount that may be transferred between the Sub-accounts by an Owner at any one time.

     4. The Company reserves the right, at any time, and without prior notice to any party, to terminate, suspend or modify the transfer privileges described in this contract.

If an Owner elects to use this transfer privilege, the Company will not be liable for transfers made in accordance with the instructions received from the Owner or other authorized persons. All amounts and Accumulation Units will be determined as of the Business Day during which the request for transfer is received at Our Administrative Office.

DOLLAR COST AVERAGING: Under dollar cost averaging (DCA), You may authorize the automatic transfer of a set dollar amount at monthly, quarterly, semi-annual, or annual intervals. You may elect to have transfers made from the money market Portfolio or Fixed Account to one or more investment Portfolios. The transfers made under DCA are not taken into account in determining any transfer fee. There is no additional charge for this program. You may not cancel DCA once it begins. We reserve the right to terminate, suspend, or modify this program.

REBALANCING: The Owner may elect to automatically rebalance the Sub-accounts of the contract to return to the original percentage allocations. The Owner can elect to rebalance quarterly, semi-annually, or annually. You can discontinue rebalancing at any time. You can change your rebalancing request at any time in writing, which we must receive before the next rebalancing date. The transfers made under the program are not taken into account in determining any transfer fee. There is no charge for participating in the rebalancing program. We reserve the right to terminate, suspend, or modify this program.

TRANSFERS DURING THE ANNUITY PERIOD: Subject to any limitations imposed by the Company on the number of transfers allowed during the Annuity Period, shown on the Contract Schedule, the Owner may transfer Annuity Units as follows:

     1. Transfers may be made upon Formal Request to the Company at least thirty (30) days before the due date of the next Annuity Payment for which the change will apply. Transfers will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the selected Sub-account to which the transfer is made, so that the next Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units.
     2. No transfers can be made between the Fixed Account and the Separate Account.
     3. The minimum amount that can be transferred from a Sub-account is shown on the Contract Schedule. The minimum amount that must remain in a Sub-account after a transfer is shown on the Contract Schedule.
     4. The Company reserves the right, at any time and without prior notice, to terminate, suspend or modify the transfer privilege described above.

If an Owner elects to use the transfer privilege, the Company will not be liable for transfers made in accordance with instructions received from the Owner or other authorized persons. All amounts and Annuity Units will be determined as of the Business Day during which the request for transfer is received at Our Administrative Office.

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                              WITHDRAWAL PROVISIONS

WITHDRAWALS: During the Accumulation Period, the Owner may make full or partial withdrawals of the Contract Withdrawal Value by Formal Request received in Good Order. The Owner must indicate in the Formal Request which Sub-account or Fixed Account is intended to be the source of the partial withdrawal.

We will pay the amount of any withdrawal from the Separate Account within seven
(7) days of receipt of a Formal Request received in Good Order unless the Suspension or Deferral of Payments Provision is in effect.

Each partial withdrawal must be for an amount that is not less than the minimum amount shown on the Contract Schedule. The minimum Contract Value that must remain in a Sub-account and the Fixed Account after a partial withdrawal is shown on the Contract Schedule. The maximum amount which may be withdrawn from the Fixed Account is shown on the Contract Schedule.

CONTINGENT DEFERRED SALES CHARGE: Upon withdrawal of all or part of the contract, a contingent deferred sales charge may be assessed as stated on the Contract Schedule.

SYSTEMATIC WITHDRAWAL: The systematic withdrawal program allows you to choose to receive systematic payments monthly, quarterly, semi-annually, or annually. You can instruct us to withdraw a percentage of the value of your contract or a specific dollar amount. All systematic withdrawals will be withdrawn from the Fixed Account and the Sub-accounts on a pro-rata basis, unless instructed otherwise. The systematic withdrawal program will end any time you designate by Formal Request to us. Withdrawals may be subject to a contingent deferred sales charge. We reserve the right to terminate, suspend, or modify this program.

                      PROCEEDS PAYABLE AT DEATH PROVISIONS

DEATH OF OWNER DURING ACCUMULATION PERIOD: Upon the death of the Owner, or any Joint Owner, during the Accumulation Period, the death benefit will be paid to the Beneficiary(ies) designated by the Owner(s). Upon the death of a Joint Owner, the surviving Owner will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. The death benefit must be paid under one of the death benefit options below. However, if the Beneficiary is the spouse of the Owner, he or she may elect to continue the contract, at the then current Contract Value, in his or her own name and exercise all the ownership rights under the contract.

DEATH BENEFIT AMOUNT: During the Accumulation Period, if death of an Owner occurs prior to Age 80, the death benefit will be the greater of: a) the Contract Value; or b) total Purchase Payments less any Adjusted Partial Withdrawals and contingent deferred sales charges. Adjusted Partial Withdrawals are equal to; the Partial Withdrawal including the contingent deferred sales charge any applicable premium tax withheld, multiplied by the Death Benefit immediately prior to the Partial Withdrawal, divided by the Contract Value immediately prior to the Partial Withdrawal. An optional Guaranteed Minimum Death Benefit ("GMDB") may also be elected at the time of application.

If Age 80 or older, the death benefit will be equal to the Contract Value.

The Contract Value will be determined as of the Business Day the Company receives both due proof of death and an election for the payment method. If Joint Owners are named, the death benefit is determined based on the Age of the oldest Owner.

After the death benefit amount is determined, such amount remains in the Separate Account and/or Fixed Account until distribution begins. From the time the death benefit amount is determined until complete distribution is made, any such amount in the Separate Account will be subject to investment risk, which is borne by the Beneficiary.

DEATH BENEFIT OPTIONS DURING ACCUMULATION PERIOD: The Owner may designate by Formal Request received in Good Order that the death benefit be paid under one of the options available below. If the Owner does not designate an option, then the Beneficiary must elect the death benefit to be paid under one of the following options in the event of the death of the Owner or a Joint Owner during the Accumulation Period; However, if the Beneficiary is the spouse of the Owner, he or she may elect to continue the contract, at the then current Contract Value, in his or her own name and exercise all the ownership rights under the contract.

     -    Option 1 - Lump sum payment of the death benefit; or

     - Option 2 - Payment of the entire death benefit within five (5) years of the date of the death of the Owner or any Joint Owner; or

     - Option 3 - Payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distribution beginning within one (1) year of the date of death of the Owner or Joint Owner.

Any portion of the death benefit not applied under Option 3, within one (1) year of the date of the Owner's death, must be distributed within five (5) years of the date of death.

Unless the Owner has previously designated one of the above payment options, a Beneficiary who is a spouse of the Owner may elect to: a) continue the contract in his or her own name at the then current Contract Value; b) elect a lump sum payment of the death benefit; or c) or apply the death benefit to an Annuity Option.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the payment election, unless the Suspension or Deferral of Payments provision, as set forth in this contract is in effect. Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day (60) period beginning with the date of receipt of proof of death.

DEATH BENEFIT DURING THE ANNUITY PERIOD: If the Owner, or any Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at such Owner's or Joint Owner's death. Upon the death of any Owner during the Annuity Period, the Beneficiary becomes the Owner. Upon the death of any Joint Owner during the Annuity Period, the surviving Owner, if any, will be treated as the primary Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

DEATH OF ANNUITANT: Upon the death of an Annuitant, who is not the Owner, during the Accumulation Period, the Owner automatically becomes the Annuitant. The Owner may designate a new Annuitant, subject to the Company's underwriting rules then in effect. If the Owner is a non-natural person, the death of an Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

Upon the death of an Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death before any death benefit is paid. Due proof of death will be:

     1.   a certified death certificate; or
     2. a certified decree of a court of competent jurisdiction as to the finding of death; or
     3.   any other proof satisfactory to the Company

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments. The contract will be continued and administered in accordance with Section 72(s) of the Internal Revenue Code, as amended.

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BENEFICIARY: The Beneficiary designation in effect on the Contract Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at the death of the Owner. Unless the Owner provides otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

     1. the primary Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if none
     2. the contingent Beneficiary(ies) who survive the Owner's and/or the Annuitant's death, as applicable; or if none
     3.   the estate of the Owner.

BENEFICIARY CHANGE: Subject to the rights of any irrevocable Beneficiary(ies), the Owner may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Formal Request. The change will take effect as of the date the Formal Request is signed. The Company will not be liable for any payment made or action taken before it records the change.

                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISIONS

The Company reserves the right to suspend or postpone payments from the Separate Account for a withdrawal or transfer for any period listed below, provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) below exist. The Company further reserves the right to postpone payments from the Fixed Account for a period of up to six (6) months.

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings); or
     2.   trading on the New York Stock Exchange is restricted; or
     3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or
     4. during any other period when the Securities and Exchange Commission, by order, so permits consistent with the protection of Owners.

               OWNER, ANNUITANT, OWNERSHIP, ASSIGNMENT PROVISIONS

OWNER: The Owner has all interest and right to amounts held in this contract. The Owner is the person designated as such on the Contract Issue Date, unless changed. The Owner may change ownership of the contract at any time by Formal Request. A change of ownership will automatically revoke any prior designation of Owner. The change will become effective as of the date the Formal Request is received by Us. The Company will not be liable for any payment made or action taken before it records the change.

JOINT OWNER: A contract may be owned by Joint Owners. If Joint Owners are named, the Joint Owner must be the spouse of the other Owner, unless limited by law. Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in a Formal Request.

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ANNUITANT/JOINT ANNUITANT: The Annuitant(s) is the person on whose life Annuity
Payments are based. The Annuitant(s) is the person designated by the Owner at the Contract Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a contract that is owned by a non-natural person. Any change of Annuitant(s) is subject to the Company's underwriting rules in effect at the time the Formal Request is recorded by the Company.

ASSIGNMENT OF CONTRACT: A Formal Request specifying the terms of an assignment of a Contract must be provided to Our Administrative Office. The Company will not be liable for any payment made or action taken before it records the assignment. The Company will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the Annuity Date, or after the death benefit has become payable will be valid only with the Company's consent. If the contract is assigned, the Owner's rights may only be exercised with the consent of the assignee of record.

                            ANNUITIZATION PROVISIONS

GENERAL: On the Annuity Date, the Contract Withdrawal Value will be applied under the Annuity Option selected by the Owner. The Owner may elect to have the Contract Withdrawal Value applied to provide a Fixed Annuity, a Variable Annuity or a combination Fixed and Variable Annuity. The Contract Value may be applied under the Annuity Option selected if the Annuity Date occurs on or after the fifth (5) Contract Anniversary and the Annuity Option is life contingency for a minimum of five (5) years. If an Annuity Option combination is elected, the Owner must specify what portion of the Contract Withdrawal Value is to be applied to the fixed and variable options. In addition, the Owner may select a lump sum payment.

ANNUITY DATE: The Annuity Date is selected by the Owner at the Contract Issue Date and must be at least ninety (90) days after the Contract Issue Date. The Annuity Date may not be later than the earlier of: a) the date the Annuitant reaches attained Age 90; or b) the maximum date permitted under applicable law.

Prior to the Annuity Date, the Owner, subject to the above, may change the Annuity Date by Formal Request. Any change must be requested at least thirty
(30) days prior to the new Annuity Date.

SELECTION OF AN ANNUITY OPTION: An Annuity Option may be selected by Formal Request of the Owner. If no Annuity Option is selected, Option 2 with 120 monthly payments guaranteed will automatically be applied. Unless specified otherwise, that portion of the Contract Withdrawal Value allocated to the Separate Account shall be used to provide a Variable Annuity, and that portion of the Contract Withdrawal Value allocated to the Fixed Account will be used to provide a Fixed Annuity. Prior to the Annuity Date, the Owner can change the Annuity Option selected by Formal Request. Any change must be requested at least thirty (30) days prior to the Annuity Date.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS: Annuity Payments are paid in monthly installments. The Contract Withdrawal Value or Contract Value, as described above, is applied to the annuity table for the Annuity Option selected. If the Contract Withdrawal Value or Contract Value, as described above, applied under an Annuity Option is less than $5,000, the Company reserves the right to make a lump sum payment in lieu of Annuity Payments. If the Annuity Payment is ever less than $50, the Company reserves the right to reduce the frequency of payments to an interval which will result in each payment being at least $50.

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ANNUITY OPTIONS: The following Annuity Options or any other Annuity Option acceptable to the Company may be selected:

     OPTION 1. INCOME FOR SPECIFIED PERIOD: We will pay an income for a specific number of years in equal installments. However, when the Annuitant dies, if We have made Annuity Payments for less than the specified period elected, We will continue to make Annuity Payments to the Owner for the rest of the specified period. If an Owner does not want to receive Annuity Payments, he or she may ask Us for a single lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity option and at the Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 2. LIFE INCOME WITH PERIOD CERTAIN: We will pay equal monthly payments for a specified period certain and then for the life of the Annuitant. If the Annuitant dies during period certain, We will continue to make payments to the Owner (or any person designated by the Owner) for the rest of the guaranteed specified period. If the Owner does not want to receive payments after the Annuitant's death, he/she can ask Us for a lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity option and at the Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 3. INCOME OF SPECIFIED AMOUNT: We will pay income of a specified amount until the principal and interest are exhausted. However, when the Annuitant dies, if We have made Annuity Payments for less than the specified amount, We will continue to make Annuity Payments to the Owner for the balance of the specified amount. If the Owner does not want to receive Annuity Payments, he or she can ask Us for a single lump sum. A single sum payment will be equal to the present value of remaining payments as of the date of receipt of proof of death commuted at the assumed investment rate for a Variable Annuity option and at the Fixed Account guaranteed rate for a Fixed Annuity option.

     OPTION 4. JOINT AND SURVIVOR INCOME: We will pay equal monthly payments during the joint lifetime of the Annuitant and the named Joint Annuitant. We will determine the payment from Table 4 based on the Age of each person. The Annuitant must be at least 50 years old, and the Joint Annuitant must be at least 45 years old, at the time of the first monthly payment.

ANNUITY: If the Owner selects a Fixed Annuity, the Contract Withdrawal Value will be allocated to the General Account and the annuity paid as a Fixed Annuity. If the Owner selects a Variable Annuity, the Contract Withdrawal Value will be allocated to the Sub-accounts of the Separate Account in accordance with the selection made by the Owner, and the annuity will be paid as a Variable Annuity. If no selection is made, the Contract Withdrawal Value will be applied in the same proportions, to the same Sub-accounts, as the allocations are at the time of election. Unless the Owner specifies otherwise, the payee of the Annuity Payments shall be the Owner. The Contract Withdrawal Value will be applied to the applicable annuity table contained in this contract based upon the Annuity Option selected by the Owner. The amount of the first payment for each $1,000 of Contract Withdrawal Value is shown in the annuity tables.

FIXED ANNUITY: The Owner may elect to have the Contract Withdrawal Value applied to provide a Fixed Annuity. The dollar amount of each Fixed Annuity payment shall be determined in accordance with annuity tables contained in the contract which are based on the minimum guaranteed interest rate of 3% per year.

VARIABLE ANNUITY: The Owner may elect to have the Contract Withdrawal Value applied to provide a Variable Annuity. Variable Annuity payments reflect the investment performance of the Separate Account in accordance with the allocation of the Contract Withdrawal Value to the Sub-accounts during the Annuity Period. Variable Annuity payments are not guaranteed as to dollar amount.

The dollar amount of the first Variable Annuity payment is determined in accordance with the annuity tables contained in the contract which are based on the minimum guaranteed interest rate of 3% per year. The dollar amount of the Variable Annuity payment for each applicable Sub-account after the first Variable Annuity payment is determined as follows:

     1. The dollar amount of the first Variable Annuity payment is divided by the value of an Annuity Unit for each applicable Sub-account as of the Annuity Date. This sets the number of Annuity Units for each monthly payment for the applicable Sub-accounts.
     2. The fixed number of Annuity Units per payment in each Sub-account is multiplied by the Annuity Unit value for that Sub-account for the last Business Day of the month proceeding the month for which the payment is due. This result is the dollar amount of the payment for each applicable Sub-account.

The dollar amount of variable benefits may decrease or increase according to the above procedure.

The total dollar amount of each Variable Annuity payment is the sum of all Sub-account Variable Annuity payments reduced by the applicable portion of the contract maintenance charge.

ANNUITY UNIT: The value of any Annuity Unit for each Sub-account of the Separate Account was initially set at $10.

The Sub-account Annuity Unit value for any subsequent Business Day is determined as follows:

     1. The net investment factor for the current Business Day is multiplied by the value of the Annuity Unit for the Sub-account for the immediately preceding Business Day.

     2. The result in (1) is then divided by the assumed investment rate factor, which equals 1.00, plus the assumed investment rate for the number of days since the preceding Business Day. The Owner can choose either a 5% or a 3% assumed investment rate.

MORTALITY TABLES: The Annuity 2000 Mortality Table is used in establishing the annuity table. The dollar amount of an Annuity Payment for any Age or combination of ages not shown in the tables, or for any other form of Annuity Option agreed to by the Company, will be provided by the Company upon Formal Request.

                           GENERAL CONTRACT PROVISIONS

THE CONTRACT: The entire contract consists of this contract, the application, if any, amendments and any riders or endorsements attached to it. This contract may be changed or altered in writing only, by the President, Senior Vice President or Secretary of the Company. No agent has the authority to change or waive any provision of this contract.

EVIDENCE OF SURVIVAL: The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments under this Contract are based.

CONFORMITY WITH STATE LAWS: This contract will be interpreted under the law of the state in which it is issued. Any provision which is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

INCONTESTABILITY: This contract will be incontestable from the Contract Issue Date.

MISSTATEMENT OF AGE OR SEX: If the Age or sex of any Annuitant has been misstated, any annuity benefits payable will be the annuity benefits that would have been provided at the correct Age and sex. After Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayment will be deducted from future Annuity Payments until the total is repaid.

MODIFICATION: This contract may be modified in order to maintain compliance with applicable state and/or federal law.

NON-PARTICIPATING: This contract will not share in any distribution of dividends, profits or income of the Company.

PREMIUM TAXES: Any taxes paid to any governmental entity relating to the contract will be deducted from the Purchase Payment or Contract Value. The Company may, at its sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment of taxes at an earlier date does not waive the rights of the Company to deduct that amount from the Contract Value at a later date.

PROOF OF AGE AND SEX: The Company may require evidence of Age and sex of any Annuitant and any Owner.

PROTECTION OF PROCEEDS: To the extent permitted by law, death benefits and Annuity Payments shall be free from legal process and the claim of any creditor other than the person entitled to them under a valid legal contract. No payment, nor any amount under this contract, shall be taken or assigned in advance of its payment date unless the Company receives the Owner's Formal Request.

OTHER TAXES: The Company reserves the right to establish a provision for federal income taxes if it determines, at its sole discretion, that it will incur a tax as a result of the operation of the Separate Account. The Company will deduct for any income taxes incurred by it as a result of the operation of the Separate Account whether or not there was a provision for taxes and whether or not that provision was sufficient. The Company will deduct any withholding taxes required by applicable law.

REGULATORY REQUIREMENTS: All values payable under any contract will not be less than the minimum benefits required by the laws and regulations of the state in which the contract is delivered.

REPORTS: Prior to the Annuity Date, the Company will furnish each Owner with a report at least once each calendar year showing the Contract Value and any other information required by law.

                                     TABLE 1

                       INCOME FOR SPECIFIED PERIOD FACTORS

Installments shown are for each $1,000 of net proceeds applied. Amounts based on 3% interest.

           ANNUAL                            SEMI
           YEARS            ANNUAL          ANNUAL          QUARTERLY         MONTHLY
     ----------------------------------------------------------------------------------
             1                 N/A              N/A              N/A             N/A
             2                 N/A              N/A              N/A             N/A
             3                 N/A              N/A              N/A             N/A
             4                 N/A              N/A              N/A             N/A
             5            $ 211.99         $ 106.78          $ 53.59         $ 17.91
             6              179.22            90.27            45.30           15.14
             7              155.83            78.49            39.39           13.16
             8              138.31            69.66            34.96           11.68
             9              124.69            62.81            31.52           10.53
            10              113.82            57.33            28.77            9.61
            11              104.93            52.85            26.52            8.86
            12               97.54            49.13            24.65            8.24
            13               91.29            45.98            23.08            7.71
            14               85.95            43.29            21.73            7.26
            15               81.33            40.96            20.56            6.87
            16               77.29            38.93            19.54            6.53
            17               73.24            37.14            18.64            6.23
            18               70.59            35.56            17.84            5.96
            19               67.78            34.14            17.13            5.73
            20               65.26            32.87            16.50            5.51

* Equal monthly payment for the number of years elected, not to exceed 25 years. Payments will begin on the Annuity Date.

                                     TABLE 2

             MONTHLY INCOME FOR LIFE WITH GUARANTEED PERIOD CERTAIN

Equal monthly payments for a guaranteed period of 10, 15, or 20 years, as elected, and for life thereafter as shown in the table below. Amount of each monthly installment per $1,000 net proceeds. Amounts based on Annuity 2000 Mortality Tables and 3% interest.

                                      MALE

                 AGE OF
                 PAYEE       10 YEARS     15 YEARS    20 YEARS
             --------------------------------------------------
                   25         $ 3.08       $ 3.08      $ 3.07
                   26           3.10         3.10        3.09
                   27           3.12         3.12        3.11
                   28           3.15         3.14        3.14
                   29           3.17         3.17        3.16
                   30           3.20         3.19        3.19
                   31           3.22         3.22        3.21
                   32           3.25         3.25        3.24
                   33           3.28         3.28        3.27
                   34           3.31         3.31        3.30
                   35           3.34         3.34        3.33
                   36           3.38         3.37        3.36
                   37           3.41         3.40        3.39
                   38           3.45         3.44        3.42
                   39           3.49         3.48        3.46
                   40           3.53         3.52        3.50
                   41           3.57         3.56        5.53
                   42           3.62         3.60        3.57
                   43           3.66         3.64        3.62
                   44           3.71         3.69        3.66
                   45           3.76         3.74        3.70
                   46           3.81         3.79        3.75
                   47           3.87         3.84        3.80
                   48           3.92         3.89        3.85
                   49           3.98         3.95        3.90
                   50           4.05         4.01        3.95
                   51           4.11         4.07        4.00
                   52           4.18         4.13        4.06
                   53         $ 4.25       $ 4.20      $ 4.12
                   54           4.33         4.27        4.18
                   55           4.41         4.34        4.24
                   56           4.49         4.42        4.30
                   57           4.58         4.49        4.36
                   58           4.68         4.58        4.43
                   59           4.78         4.66        4.49
                   60           4.88         4.75        4.56
                   61           4.99         4.84        4.62
                   62           5.10         4.93        4.69
                   63           5.23         5.03        4.75
                   64           5.35         5.13        4.82
                   65           5.48         5.22        4.88
                   66           5.62         5.33        4.94
                   67           5.77         5.43        5.00
                   68           5.92         5.53        5.06
                   69           6.07         5.63        5.11
                   70           6.23         5.73        5.16
                   71           6.39         5.83        5.21
                   72           6.56         5.93        5.25
                   73           6.73         6.02        5.29
                   74           6.90         6.11        5.33
                   75           7.08         6.20        5.36
                   76           7.25         6.28        5.39
                   77           7.43         6.35        5.41
                   78           7.61         6.42        5.43
                   79           7.78         6.49        5.45
                   80           7.95         6.55        5.46

                                     TABLE 2

             MONTHLY INCOME FOR LIFE WITH GUARANTEED PERIOD CERTAIN

Equal monthly payments for a guaranteed period of 10, 15, or 20 years, as elected, and for life thereafter as shown in the table below. Amount of each monthly installment per $1,000 net proceeds. Amounts based on Annuity 2000 Mortality Tables and 3% interest.

                                     FEMALE

                AGE OF
                PAYEE        10 YEARS     15 YEARS     20 YEARS
             ----------------------------------------------------
                   25         $ 2.99       $ 2.99      $  2.99
                   26           3.01         3.01         3.00
                   27           3.03         3.03         3.02
                   28           3.05         3.05         3.04
                   29           3.07         3.07         3.06
                   30           3.09         3.09         3.09
                   31           3.11         3.11         3.11
                   32           3.14         3.14         3.13
                   33           3.16         3.16         3.15
                   34           3.19         3.19         3.18
                   35           3.22         3.21         3.21
                   36           3.24         3.24         3.23
                   37           3.27         3.27         3.26
                   38           3.30         3.30         3.29
                   39           3.34         3.33         3.32
                   40           3.37         3.36         3.35
                   41           3.41         3.40         3.39
                   42           3.44         3.44         3.42
                   43           3.48         3.47         3.46
                   44           3.52         3.51         3.50
                   45           3.57         3.55         3.54
                   46           3.61         3.60         3.58
                   47           3.66         3.64         3.62
                   48           3.71         3.69         3.66
                   49           3.76         3.74         3.71
                   50           3.81         3.79         3.76
                   51           3.87         3.85         3.81
                   52           3.93         3.90         3.86
                   53         $ 3.99       $ 3.96      $  3.92
                   54           4.06         4.02         3.97
                   55           4.13         4.09         4.03
                   56           4.20         4.16         4.09
                   57           4.28         4.23         4.15
                   58           4.36         4.30         4.22
                   59           4.45         4.38         4.28
                   60           4.54         4.46         4.35
                   61           4.63         4.55         4.42
                   62           4.73         4.64         4.49
                   63           4.84         4.73         4.57
                   64           4.95         4.83         4.64
                   65           5.07         4.93         4.71
                   66           5.20         5.03         4.78
                   67           5.33         5.14         4.85
                   68           5.47         5.25         4.92
                   69           5.62         5.36         4.99
                   70           5.78         5.47         5.05
                   71           5.94         5.58         5.11
                   72           6.11         5.70         5.17
                   73           6.29         5.81         5.22
                   74           6.48         5.92         5.27
                   75           6.67         6.03         5.31
                   76           6.86         6.13         5.35
                   77           7.06         6.22         5.38
                   78           7.26         6.31         5.40
                   79           7.46         6.39         5.43
                   80           7.66         6.47         5.45

                                     TABLE 3

                      EQUAL PAYMENTS OF A SPECIFIED AMOUNT

Equal monthly payments of at least $4.71 per month for each $1,000 of proceeds. Payments will begin on the Annuity Date and will continue until the proceeds and interest, at a rate of 3% compounded annually, are exhausted.

                                     TABLE 4

                          JOINT SURVIVOR INCOME FACTORS

                                                     MALE AGE
                 ----------------------------------------------------------------------------
   FEMALE AGE         45            50           55            60         65           70
       45           $ 3.34        $ 3.41       $ 3.46       $ 3.50      $ 3.54       $ 3.58
       50             3.44         3.54          3.62         3.69        3.74         3.79
       55             3.53         3.66          3.79         3.90        3.99         4.06
       60             3.60         3.78          3.95         4.12        4.27         4.38
       65             3.66         3.87          4.10         4.34        4.57         4.77
       70             3.71         3.95          4.22         4.54        4.87         5.19

Installments shown are monthly and are for each $1,000 of net proceeds applied.

Based on Annuity 2000 Tables and 3% interest.

We will furnish values for Age combinations not shown in the table upon request.

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY
                                  FIXED ACCOUNT
            ACCUMULATION TABLE FOR FLEXIBLE PREMIUM DEFERRED ANNUITY
                              $1,000 Annual Premium
                               Guaranteed Values*

    END OF                                                        CONTRACT
    POLICY          CONTRACT VALUE            CONTRACT           WITHDRAWAL
     YEAR              INCREASE                VALUE               VALUE
---------------------------------------------------------------------------------
       1               1030.00                 1030.00              967.21
       2               1060.90                 2090.90             1973.45
       3               1092.73                 3183.63             3019.55
       4               1125.51                 4309.14             4129.14
       5               1159.27                 5468.41             5288.41
       6               1194.05                 6662.46             6482.46
       7               1229.87                 7892.34             7712.34
       8               1266.77                 9159.11             8979.11
       9               1304.77                10463.88            10283.88
      10               1343.92                11807.80            11627.80
      11               1384.23                13192.03            13012.03
      12               1425.76                14617.79            14437.79
      13               1468.53                16086.32            15906.32
      14               1512.59                17598.91            17418.91
      15               1557.97                19156.88            18976.88
      16               1604.71                20761.59            20581.59
      17               1652.85                22414.44            22234.44
      18               1702.43                24116.87            23936.87
      19               1753.51                25870.37            25690.37
      20               1806.11                27676.49            27496.49
      21               1860.29                29536.78            29356.78
      22               1916.10                31452.88            31272.88
      23               1973.59                33426.47            33246.47
      24               2032.79                35459.26            35279.26
      25               2093.78                37553.04            37373.04
      26               2156.59                39709.63            39529.63
      27               2221.29                41930.92            41750.92
      28               2287.93                44218.85            44038.85
      29               2356.57                46575.42            46395.42
      30               2427.26                49002.68            48822.68
      31               2500.08                51502.76            51322.76
      32               2575.08                54077.84            53897.84
      33               2652.34                56730.18            56550.18
      34               2731.91                59462.08            59282.08
      35               2813.86                62275.94            62095.94
      36               2898.28                65174.22            64994.22
      37               2985.23                68159.45            67979.45
      38               3074.78                71234.23            71054.23
      39               3167.03                74401.26            74221.26
      40               3262.04                77663.30            77483.30

        *Values shown are based on an interest rate of 3% for all years.

    END OF                                                        CONTRACT
    POLICY          CONTRACT VALUE            CONTRACT           WITHDRAWAL
     YEAR              INCREASE                VALUE               VALUE
---------------------------------------------------------------------------------
       1               1015.00                 1015.00              952.11
       2               1030.23                 2045.23             1927.50
       3               1045.68                 3090.90             2926.36
       4               1061.36                 4152.27             3972.27
       5               1077.28                 5229.55             5049.55
       6               1093.44                 6322.99             6142.99
       7               1109.84                 7432.84             7252.84
       8               1126.49                 8559.33             8379.33
       9               1143.39                 9702.72             9522.72
      10               1160.54                10863.26            10683.26
      11               1177.95                12041.21            11861.21
      12               1195.62                13236.83            13056.83
      13               1213.55                14450.38            14270.38
      14               1231.76                15682.14            15502.14
      15               1250.23                16932.37            16752.37
      16               1268.99                18201.36            18021.36
      17               1288.02                19489.38            19309.38
      18               1307.34                20796.72            20616.72
      19               1326.95                22123.67            21943.67
      20               1346.86                23470.52            23290.52
      21               1367.06                24837.58            24657.58
      22               1387.56                26225.14            26045.14
      23               1408.38                27633.52            27453.52
      24               1429.50                29063.02            28883.02
      25               1450.95                30513.97            30333.97
      26               1472.71                31986.68            31806.68
      27               1494.80                33481.48            33301.48
      28               1517.22                34998.70            34818.70
      29               1539.98                36538.68            36358.68
      30               1563.08                38101.76            37921.76
      31               1586.53                39688.29            39508.29
      32               1610.32                41298.61            41118.61
      33               1634.48                42993.09            42753.09
      34               1659.00                44592.09            44412.09
      35               1683.88                46275.97            46095.97
      36               1709.14                47985.11            47805.11
      37               1734.78                49719.89            49539.89
      38               1760.80                51480.68            51300.68
      39               1787.21                53267.89            53087.89
      40               1814.02                55081.91            54901.91

       *Values shown are based on an interest rate of 1.5% for all years.

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY
          [ADMINISTRATIVE OFFICE: 9920 CORPORATE CAMPUS DR., SUITE 1000
                           LOUISVILLE, KENTUCKY 40223
                           TELEPHONE: 1-866-667-0561]


                                 A STOCK COMPANY



              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT
                           FIXED AND VARIABLE ACCOUNTS
                                NON-PARTICIPATING